UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 28, 2025, Eyenovia, Inc. (the “Company”) announced that its board of directors approved a reverse stock split at a ratio of 1-for-80, such that every 80 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) will be combined into one issued and outstanding share of Common Stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective at 4:00 p.m., Eastern Time, on January 31, 2025. At the market open on February 3, 2025, the Common Stock will begin trading on a post-split basis under new CUSIP number 30234E 203. The Reverse Stock Split is being effected to enable the Company to regain compliance with the minimum bid price required to remain listed on the Nasdaq Capital Market.

The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that any cash payments are made in lieu of fractional shares. Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will be entitled to receive a cash payment in lieu of such fractional share.

On January 28, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements relating to the Company's future activities or other future events or conditions, including those relating to the Company’s planned Reverse Stock Split and the timing thereof, the impact of the Reverse Stock Split on the Company’s stockholders, including any adjustments that may result from the treatment of fractional shares, and the Company’s ability to regain compliance with the listing rules of the Nasdaq and maintain its continued listing. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which the Company files with the U.S. Securities and Exchange Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, the Company does not undertake any obligation to update any forward-looking statements.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: January 28, 2025	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer